UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2017

UPLAND SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 960-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 6, 2017, Upland Software, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale and issuance of 1,860,465 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).  The offering price to the public is $21.50 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $20.21 per share.  Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for up to 30 days, to purchase up to an additional 279,069 shares of Common Stock at the same price per share as the Shares.

The Company estimates that the net proceeds from the offering, after deducting underwriting commissions and discounts and estimated offering expenses, will be approximately $37.0 million, or approximately $42.7 million if the Underwriters’ option to purchase additional shares is exercised in full.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-217977).  A prospectus supplement relating to the offering will be filed with the SEC.  The offering is expected to close on June 12, 2017, subject to the satisfaction of customary closing conditions.

The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events.

On June 6, 2017, the Company issued a press release announcing the pricing of a previously announced underwritten public offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated June 6, 2017, by and among Upland Software, Inc. and Needham & Company, LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named therein.

99.1	Press Release issued by Upland Software, Inc., dated June 7, 2017.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer

Date: June 7, 2017